CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350


In connection with the accompanying Yearly Report on Amendment No.1 to Form 10-KSB of Futomic Industries, Inc. for the year ending December 31, 2004, I, Francisco Schipperheijn, Chief Executive Officer of Futomic Industries, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes- Oxley Act of 2002, to the best of my knowledge and belief, that:

     1. Such Yearly Report of Amendment No. 1 to Form 10-KSB for the year ending December 31, 2004, fully complies with the requirements of
          Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in such Yearly Report on Amendment No. 1 to Form 10-KSB for the year ended December 31, 2004, fairly represents in all material respects, the financial condition and results of operations of Futomic Industries, Inc.


Dated:    April 14, 2005

FUTOMIC INDUSTRIES, INC.

By:  /s/ Francisco Schipperheijn
-----------------------------------------
Chief Executive Officer